UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2012

Roundy’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35422 (Commission File Number)	27-2337996 (IRS Employer Identification No.)

875 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(Address of Principal executive offices, including Zip Code)

(414) 231-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2012, in connection with the closing of the initial public offering of Roundy’s, Inc. (the “Company”), the Company’s indirect wholly owned subsidiary Roundy’s Supermarkets, Inc. (the “Borrower”) entered into a new senior credit facility, consisting of a $675 million term loan (the “Term Facility”) and a $125 million revolving credit facility (the “Revolving Facility” and together with the Term Facility, the “Facilities”).  The terms of the Facilities are set forth in the Credit Agreement, dated as of February 13, 2012 (the “Credit Agreement”), by and among the Borrower, the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent, Bank of America, N.A. and Cooperatieve Centrale Raiffeisen-Boerenleebank B.A., “Rabobank Nederland” New York Branch, as co-documentation agents, JPMorgan Chase Bank, N.A., as syndication agent and as letter of credit issuer.

The Company used all of the net proceeds that it received from the initial public offering offering, together with borrowings under the Term Facility, to repay all of the outstanding borrowings under the Borrower’s existing first lien credit facility and second lien credit facility, including all accrued interest thereon and any related prepayment premiums.

Interest and Fees.    Borrowings under the Term Facility bear interest, at the option of the Borrower, at (i) adjusted LIBOR (subject to a 1.25% floor) plus 4.5% or (ii) an alternate base rate plus 3.5%. Borrowings under the Revolving Facility bear interest, at the option of the Borrower, at (i) adjusted LIBOR (subject to a 1.25% floor) plus 4.5%% or (ii) an alternate base rate plus 3.5%. In addition, there is a fee payable quarterly in an amount equal to 0.5% per annum of the undrawn portion of the Revolving Facility, calculated based on a 360-day year.

Maturity.    The Term Facility will mature on February 13, 2019 and the Revolving Facility will mature on February 13, 2017.

Guarantees and Security.    In connection with the execution of the Credit Agreement, the Borrower also entered into a certain Guarantee and Collateral Agreement, dated as of February 13, 2012, with each of the Company’s direct and indirect domestic subsidiaries and Credit Suisse AG, as administrative agent and collateral agent. All of the Borrower’s obligations under the Credit Facilities will be unconditionally guaranteed (the “Guarantees”) by each of the direct and indirect subsidiaries of the Company party thereto (other than any future unrestricted subsidiaries, as may be designated by the Borrower in its discretion from time to time) (the “Guarantors”).

Additionally, the Credit Facilities and the Guarantees are secured by a first-priority perfected security interest in substantially all present and future assets of the Borrower and each Guarantor, including accounts receivable, equipment, inventory, general intangibles, intellectual property, investment property and intercompany notes among Guarantors; except that the security interest granted by Roundy’s Acquisition Corp. (the direct parent of the Borrower) is limited to its right, title and interest in and to the stock and promissory notes of the Borrower and general intangibles and investment property related thereto, and all proceeds, supporting obligations and products related thereto and all collateral security and guarantees given by any person with respect thereto.

Prepayments.    Voluntary prepayments are permitted at any time, subject to certain minimum prepayment requirements and payment of costs and expenses incurred by the lenders in connection with prepayment of adjusted LIBOR borrowings prior to the end of the applicable interest period for such borrowings. If the voluntary prepayment occurs in connection with the prepayment or refinancing of all or any portion of the Term Facility with lower interest rate debt on or prior to the first anniversary of the closing date, the borrower must pay a prepayment premium equal to 1.0%.

Mandatory prepayments under the Facilities will be required with (i) 50% of adjusted excess cash flow (which percentage shall be reduced to 25% upon achievement and maintenance of leverage ratio of less than 2.5:1.0, and to 0% upon achievement and maintenance of leverage ratio of less than 2.0:1.0) (subject to annual adjustment to account for variations in quarterly cash flow); (ii) 100% of the net cash proceeds of assets sales or other dispositions of property by the Borrower and its restricted subsidiaries (subject to certain exceptions and reinvestment provisions); and (iii) 100% of the net cash proceeds of issuances, offerings or placements of debt obligations of the Borrower or its restricted subsidiaries (subject to certain exceptions).

Covenants.    The Facilities contain customary affirmative covenants, including (i) maintenance of legal existence and compliance with laws and regulations; (ii) delivery of consolidated financial statements and other information; (iii) maintenance of properties in good working order; (iv) payment of taxes; (v) delivery of notices of defaults, litigation, ERISA events and material adverse changes; (vi) maintenance of adequate insurance; and (vii) inspection of books and records.

The Facilities also contain customary negative covenants, including restrictions on (i) dividends on, and redemptions of, equity interest and other restricted payments (with permitted basket for cash dividends on common stock in the sum of (a) 70% of excess cash flow calculated on a quarterly basis and (b) $25,000,000, plus a builder basket based on the Borrower’s retained portion of adjusted excess cash flow measured cumulatively, in each case, subject to pro forma compliance with the Borrower’s financial covenants and no default or event of default being continuing, provided that the aggregate amount of dividends that may be made during the fiscal quarter ended June 30, 2012 shall be $10,550,000); (ii) liens and sale-leaseback transactions; (iii) loans and investments; (iv) guarantees and hedging agreements; (v) the sale, transfer or disposition of assets and businesses; (vi) transactions with affiliates; (vii) changes in business conducted by the Borrower and its subsidiaries; (viii) payment or amendment of subordinated debt and organizational documents; and (ix) maximum capital expenditures.

The Borrower is also required to comply with the following financial covenants: (i) a maximum total leverage ratio and (ii) a minimum cash interest coverage ratio.

Events of Default.    Events of default under the Facilities include, but are not limited to:

•                  failure to pay principal, interest, fees or other amounts under the Facilities when due, taking into account any applicable grace period;

•                 any representation or warranty proving to have been incorrect in any material respect when made;

•                  failure to perform or observe covenants or other terms of the Facilities subject to certain grace periods;

•                  a cross-default and cross-acceleration with certain other debt;

•                  bankruptcy events;

•                  certain defaults under ERISA; and

•                  the invalidity or impairment of any security interest.

The foregoing descriptions of the Credit Agreement and the Guarantee and Collateral Agreement in this Current Report on Form 8-K are qualified in their entirety by reference to the complete text of the Credit Agreement and the Guarantee and Collateral Agreement, copies of which are filed as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01, with respect to the Borrower’s existing first lien credit facility and second lien credit facility, is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2012, the Company’s board of directors appointed Michael Turzenski, age 47, as Group Vice President — Chief Accounting Officer of the Company.

Mr. Turzenski has served as Vice President, Controller of Roundy’s Supermarkets, Inc. since 2007.  Prior to joining Roundy’s Supermarkets, Inc., Mr. Turzenski was Director of Accounting from 2005 to 2007 with Rockwell Automation, Inc.

Mr. Turzenski will receive salary, and will participate in other benefit and compensation plans, at levels consistent with his seniority and scope of responsibility. The Company has not entered into or materially amended a material compensatory arrangement and has not granted or materially amended a material award in connection with this appointment.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit 4.1                                          Credit Agreement, dated as of February 13, 2012, by and among Roundy’s Supermarkets, Inc., the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent, Bank of America, N.A. and

Cooperatieve Centrale Raiffeisen-Boerenleebank B.A., “Rabobank Nederland” New York Branch, as co-documentation agents, JPMorgan Chase Bank, N.A., as syndication agent and as letter of credit issuer.

Exhibit 4.2                                          Guarantee and Collateral Agreement, dated as of February 13, 2012, among Roundy’s Supermarkets, Inc., certain of the Company’s subsidiaries, and Credit Suisse AG, as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROUNDY’S, INC.

/s/ Ed Kitz
Date: February 15, 2012	Name:	Ed Kitz
	Title:	Corporate Secretary and Group Vice
President — Legal, Risk and Treasury

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1

Credit Agreement, dated as of February 13, 2012, by and among Roundy’s Supermarkets, Inc., the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent, Bank of America, N.A. and Cooperatieve Centrale Raiffeisen-Boerenleebank B.A., “Rabobank Nederland” New York Branch, as co-documentation agents, JPMorgan Chase Bank, N.A., as syndication agent and as letter of credit issuer.

Exhibit 4.2

Guarantee and Collateral Agreement, dated as of February 13, 2012, among Roundy’s Supermarkets, Inc., certain of the Company’s subsidiaries, and Credit Suisse AG, as administrative agent and collateral agent.